UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2009

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2009, Aastrom Biosciences, Inc. ("Aastrom") received a Staff Determination letter from the NASDAQ Stock Market (NASDAQ) indicating that, since December 20, 2007, Aastrom had not regained compliance with the $1.00 minimum closing bid price requirement for continued listing set forth in Listing Rule 5550(a)(2). As a result, Aastrom's common stock would be subject to delisting from the NASDAQ Capital Market on October 13, 2009 unless Aastrom requests a hearing before the NASDAQ Hearings Panel (the "Panel") pursuant to the procedures set forth in the NASDAQ Listing Rule 5800 series.

Aastrom intends to request an oral hearing before the Panel within the timeframe provided by NASDAQ, which will stay the delisting of Aastrom’s securities. All hearings shall be scheduled, to the extent practicable, within 45 days of the date that the request for hearing is filed.

The press release, dated October 7, 2009, announcing receipt of the letter, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2009, Stephen G. Sudovar announced the he does not intend to stand for re-election to the Board of Directors of Aastrom at the 2009 Annual Meeting of Shareholders. Mr. Sudovar has been a director of the Company since 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

October 7, 2009	By:	/s/ George W. Dunbar, Jr.

Name: George W. Dunbar, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 7, 2009